Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Form S-8 (No. 333-107504, 333-119191 and 333-51928) of Newtek Business Services, Inc. and Subsidiaries of our report dated March 17, 2011 related to the consolidated financial statements which appear in the Annual Report to Shareholders, which is included herein in this Annual Report on Form 10-K.

/s/ J.H. Cohn LLP

Jericho, New York

March 17, 2011

F-44